EXHIBIT 10.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of [__]1, 2019 (hereafter the “Effective Date”), is between Hawkeye Systems, Inc., a Nevada corporation (hereafter the “Company”) and Gianna Wolfe (hereafter the “Executive“).

Employment. The Company hereby employs the Executive, and the Executive hereby agrees to employment with the Company, upon all the terms and conditions set forth below. Executive represents and warrants that: (a) she has full power and authority to enter into this Agreement, (b) she is not restricted in any manner whatsoever from performing the duties described below, and (c) no agreement, covenant or other matter prohibits or limits her ability or authority to enter into this Agreement or perform all of the duties described below.

Employment Term. The “Employment Term” and Executive’s employment under this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years from the date of this Agreement, ending at the close of business on September __, 2020, provided, however, that the Employment Term shall automatically extend for successive one-year periods (such extensions also being referred to as the “Employment Term”), as long as neither party has given written notice to the other party at least 30 days prior to the end of the then current term that such term shall not be extended, and further provided that the Agreement has not been terminated earlier in accordance with the provisions set forth below. If the Executive’s employment terminates for any reason, with or without Cause, the Executive shall not be entitled to any payments, benefits, damages, awards, or compensation other than as provided in the Sections set forth below or as otherwise provided by law or by any applicable employee benefit plan in which she participates. The parties acknowledge that certain obligations under this Agreement survive the end of Executive’s employment.

Position and Duties. The Company shall employ the Executive as its [title]. Executive shall report to the Company's Chief Executive Officer or a designee thereof. Executive shall have such responsibilities and duties as the Chief Executive Officer shall determine.

Manner and Location of Employment. Executive shall faithfully, diligently and competently perform her responsibilities and duties. Executive shall provide such time to her duties as she shall deem appropriate or necessary for the duties of [title].

Compensation. Executive shall receive salary compensation equal to $175,000 per annum payable in semi-monthly installments (“Base Salary”). During the Term, the Company may increase, but not decrease, the Base Salary payable to Executive hereunder, provided, that the Company may decrease Executive’s salary if (i) Executive consents thereto in her discretion, or (ii) in the event that there are no less than three executive officers of the Company, the minimum annual salaries of all Company executive officers are similarly reduced.

___________

1NTD: To insert the Closing Date.

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Bonus. Executive shall be entitled to a minimum guaranteed annual bonus of $30,000 per year during the term of this agreement, and up to $60,000 performance bonus annually as determined by the Company’s Board of Directors (the “Board”).

Vacation. The Company does not have a formal vacation/PTO policy. As such, Executive will not accrue or accumulate paid time off; however, Executive will be permitted to take paid time off for vacation and personal matters, subject to business needs; provided, however, that paid vacation cannot be taken if Executive qualifies for disability or paid leave under the Family and Medical Leave Act (FMLA), Paid Family Leave (PFL), or State Disability Insurance (SDI) or the like.

Equity Compensation. Subject to the approval of the Board, Executive shall be granted an option to purchase up to 375,000 shares of common stock in the Company at an exercise price of $[___]2 per share (the “Options”). The Options shall vest as to 1/3 of the total amount of shares on the one-year anniversary of the Effective Date, and thereafter, 1/24th of the remaining shares shall vest on the last day of each calendar month subject to the terms of a Stock Option Agreement to be entered into by the Company and Executive (the “Option Agreement”) and as otherwise set forth herein. The Options shall be subject to the terms of the Company’s 2019 Directors, Officers, Employees and Consultants Stock Option Plan (the “Plan”). Upon termination for Cause, all vested and unvested Options shall immediately terminate. Executive shall have the opportunity to earn additional option awards under the Plan in amounts and subject to terms determined in Company’s sole discretion.

Employment Benefits. Executive shall be entitled to the following benefits during the Employment Term:

Expenses. Executive shall be reimbursed for business related expenses (including for trainings, industry shows, and industry conferences) reasonably and necessarily incurred and advanced by Executive in performing her duties for the Company and in accordance with Company policy as it exists from time to time, provided that Executive shall receive written approval for any expense in excess of $1,000.

Other Benefits. Executive may choose to participate in all other employee benefit plans and programs as the Company may, from time to time, offer to its employees, subject to the same terms and conditions as such benefits are generally provided by the Company. All such benefits are subject to plan documents (where applicable) and the Company's policies and procedures. Nothing in this Section guarantees that any specific benefit will be provided or offered by the Company which has the right to add, modify, or terminate benefits at any time.

_____________

2 Fair market value of stock as of Closing Date.

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Death. The death of Executive shall automatically terminate the Company's obligations under this Agreement, and the Company shall have no liability to Executive or Executive’s estate.

Disability. If Executive is unable, in the reasonable determination of the Board and the Chief Executive Officer, to render services of substantially the kind and nature, and to substantially the extent, required to be rendered by Executive under this Agreement due to illness, injury, physical or mental incapacity or other disability, for 120 days, whether consecutive or not, within any 12 month period, Executive’s employment may be terminated by the Company, and the Company shall have no liability to Executive.

Resignation Without Good Reason. If Executive resigns her employment during the Employment Term without Good Reason, the Company shall have no liability to Executive.

Termination By Company for Cause. If the Executive’s employment is terminated for Cause (as defined below), the Company shall have no liability to Executive.

Termination By Company Without Cause and Resignation for Good Reason. If (i) the Company terminates Executive’s employment during the Employment Term without Cause (and for reasons other than Death, Disability or Change in Control as provided for in the subsection immediately following) or (ii) Executive resigns her employment during the Employment Term for Good Reason: (a) the Company shall continue to pay to Executive the Base Salary for a period equal to the greater of (y) the remainder of the then applicable Employment Term less six (6) months and (z) the remainder of the then applicable Employment Term, which shall be paid out over the payment period in accordance with normal payroll practices of the Company, and (b) the total amount of shares underlying the Options shall automatically become vested on the date of such termination.

Termination Due to Change in Control. If the Company terminates Executive’s employment without Cause (and for reasons other than Death or Disability) in conjunction with a Change in Control (as defined below), the Company shall either (i) cause the entity or person obtaining control to confirm and assume the Company’s obligations under this Agreement or (ii) in the event such entity does not assume Company’s obligations under this Agreement, (a) Company shall pay Executive an amount equal to Executive’s Base Salary for a period equal to the greater of (y) the remainder of the then applicable Employment Term less six (6) months and (z) the remainder of the then applicable Employment Term, which payment shall be made within 60 days of the consummation of such Change in Control, and (b) the total amount of shares underlying the Options shall automatically become vested immediately prior to such Change in Control.

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Cause. The following acts by Executive, as determined by the Board in its reasonable discretion, shall constitute “Cause” for termination:

Theft or embezzlement, or attempted theft or embezzlement, of money or material tangible or intangible assets or property of the Company, its Subsidiaries or its Executives or business relations;

An intentional violation of any law or any act or acts of moral turpitude which negatively affects the interests, property, business, operations or reputation of the Company or its Subsidiaries;

Other than as a result of a disability, a material failure to carry out effectively Executive’s duties and obligations to the Company, which failure, to the extent such material failure is curable, is not cured within ten (10) business days after the Employee’s receipt of written notice of such failure;

Gross negligence or willful misconduct in the performance of Executive’s duties, including but not limited to the dissemination of non-public or false information to the public or to the Company’s other employees or contractors, which conduct, to the extent such conduct is curable, is not cured within ten (10) business days after the Employee’s receipt of written notice of such conduct; or

Executive’s material breach of this Agreement which material breach, to the extent such material breach is curable, is not cured within ten (10) business days after the Employee’s receipt of written notice of such breach.

Change in Control. For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

A merger or consolidation involving the Company or any subsidiary of the Company after the completion of which: (A) in the case of a merger (other than a triangular merger) or a consolidation involving the Company, the stockholders of the Company immediately prior to the completion of such merger or consolidation beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger or consolidation, and (B) in the case of a triangular merger involving the Company or a subsidiary of the Company, the stockholders of the company immediately prior to the completion of such merger beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger and less than fifty percent (50%) of the combined voting power of the parent of the surviving entity in such merger;

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An acquisition by any person, entity or “group” (within the meaning of Sections 13(d) or 14(d) of the Exchange Act or any comparable successor provisions), other than any Executive benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company and other than in a merger or consolidation of the type referred to in clause “(i)” of this Section 9(j)(i), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of outstanding voting securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company (in a single transaction or series of related transactions); or

In the event that the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board. (However, if the subsequent election, or nomination by the Board for election by the Company's stockholders, of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board.)

Good Reason. The following shall constitute “Good Reason” for resignation:

The failure by the Company to pay Executive the Base Salary when due under this Agreement;

A material violation by the Company of any other term of this Agreement, which material violation is not cured within ten (10) business days after the Company’s receipt of written notice of such material violation; or

The relocation of Executive’s principal place of business for the Company by fifty (50) miles from Executive’s current principal place of business for the Company, provided, however, that the distance between such new principal place of business and Executive’s primary residence is greater than the distance between Executive’s primary residence and Executive’s current principal place of business.

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Resignations. Upon the end of Executive’s employment for any reason, Executive shall be deemed to have resigned from any positions which she holds as a director or officer of the Company and any of its subsidiaries or affiliates.

Key Executive Insurance. The Company, at its discretion, may apply for and procure in its own name, or Executive’s name, life and/or disability insurance on Executive in any amount specified by the Company. Executive agrees to cooperate in any medical or other examination, supply information and execute such applications as may be reasonably necessary to obtain and continue such insurance at the Company's expense

Indemnification. To the maximum extent permitted by applicable law, the Company shall indemnify, defend, protect and hold Executive harmless for acts and omissions of Executive taken in her capacity as an officer or employee of the Company which were in her reasonable judgement in the interests of the Company but not including any acts or omissions resulting from Executive’s gross negligence, willful misconduct or any acts taken which are outside the scope of her employment with the Company. This Section shall survive the Employment Term and shall remain in effect indefinitely thereafter.

Employee Proprietary Information and Inventions Agreement. Executive will be required, as a condition of her employment with the Company, to enter into an Employee Proprietary Information and Inventions Agreement with the Company, a copy of which is attached as Exhibit A hereto. Additionally, as a condition of Executive’s continued employment with the Company, Executive may be required to enter into additional confidentiality agreements or other agreements that the Company may issue from time to time.

Successors and Assignees. This Agreement may be assigned by the Company to any successor or assignee of a substantial portion of the business of the Company (whether by transfer of assets or stock, merger or other business combination). Executive may not assign her rights or obligations under this Agreement.

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Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, legal representatives and permitted assigns.

Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person by reputable messenger or overnight delivery service, by telecopy (with confirmation of receipt) or sent by certified mail, postage prepaid, if to the Company at the Company’s principal place of business, c/o Chief Executive Officer, and if to the Executive, at her home address most recently filed with the Company, or to such other address as either party shall have designated in writing to the other party.

Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of California for contracts to be performed in that State.

Severability and Construction. If any provision of this Agreement is declared void or unenforceable or against public policy, such provision shall be deemed severable and severed from this Agreement and the balance of this Agreement shall remain in full force and effect. If a court of competent jurisdiction determines that any restriction in this Agreement is overbroad or unreasonable under the circumstances, such restriction shall be modified or revised by such court to include the maximum reasonable restriction allowed by law.

Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition.

Entire Agreement; Modifications. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by an instrument in writing signed by both parties.

Employment and Income Taxes. All payments made to Executive by the Company will be subject to withholding of income and employment taxes and other lawful deductions, as applicable.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer or representative and Executive has executed and delivered this Agreement on ________________, 2019.

HAWKEYE SYSTEMS, INC.

By:
Corby Marshall, Chief Executive Officer

EXECUTIVE:

Gianna Wolfe

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Exhibit A

EMPLOYEE

PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

This Employee Proprietary Information and Inventions Agreement (the “Agreement”) is entered into between me (referenced as “I,” “me” or “my” herein) and Hawkeye Systems, Inc. (the “Company”). In consideration of my employment or continuing employment with the Company, I agree as follows:

1. Definitions.

1.1. “Company Materials” means any and all of the Company’s equipment, devices and other property and documents and other media that contain or embody information relating to the Company and all manifestations of Proprietary Information, which include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other codes, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, client lists, recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, models, prototypes, products and the like, including copies thereof.

1.2. “Inventions” means any and all inventions and improvements (whether or not patentable), works of authorship, derivative works, trade secrets, technology, computer programs, database, or software, algorithms, formulas, compositions, ideas, designs, text, graphic, HTML and other code, banner, audio, video or other file, discovery, processes, techniques, know-how and data made, conceived, created, reduced to practice or developed by me (in whole or in part, either alone or jointly with others).

1.3. “Proprietary Information” means any and all information, knowledge and data obtained from the Company (whether conveyed visually, orally or in writing) concerning the Company’s actual or anticipated business, research, developments, products, services or finances including, without limitation, algorithms, trade secrets, computer programs and software, source code, data structures, databases, scripts, application programming interfaces, protocols, drawings, designs, mask works, formulas, technology, ideas, know-how, products, features and modes of operation, services, customer and supplier lists and compilations containing customer or supplier information, contacts at or knowledge of clients or prospective clients, finances, processes, schematics, specifications, techniques, compositions, inventions and improvements (whether or not patentable), patent applications, discoveries, works of authorship, derivative works, technical, business, financial, customer and product related plans, analyses, compilations, studies, forecasts and strategies, the salaries, terms of compensation, skill levels, duties and other terms of employment of other employees, the terms and existence of third party agreements, negotiations with third parties, and information which is received in confidence by or for the Company from any third party subject to a duty on the Company’s part to maintain the confidentiality of such information.

1.4. “Rights” means any and all intellectual property rights, including, without limitation, patent rights, copyright rights, trademark rights, trade secret rights, mask work rights, sui generis database rights, industrial design rights and all other intellectual property, industrial property and proprietary rights recognized anywhere in the world, now or in the future.

2. Proprietary Information. All Proprietary Information and all Rights in connection therewith are the sole property of the Company and its successors and assigns. I hereby irrevocably assign to the Company, and its successors and assigns, any and all Rights I may have or acquire in Proprietary Information and all Rights therein. At all times, both during and after my employment with the Company, I will keep in strict confidence and trust and will not use, disclose or publish any Proprietary Information without the prior written consent of an officer of the Company, except as may be necessary and appropriate in the ordinary course of performing the duties of my employment. In addition, I will obtain the Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at the Company and/or incorporates any Proprietary Information. The foregoing restrictions shall not apply to any information that (i) is or becomes publicly known through lawful means; (ii) was rightfully in my possession or part of my general knowledge prior to my employment by the Company as specifically identified in Attachment A hereto; or (iii) is disclosed to me without confidentiality obligations or restrictions on use or disclosure by a third party who rightfully possesses the information (without confidentiality obligations or restrictions on use or disclosure) and who did not receive such information, directly or indirectly, from the Company. The foregoing prohibition against disclosure of Proprietary Information shall not apply to my disclosure of Proprietary Information: (i) to my accountants, attorneys, advisors, agents and/or representatives, so long as I shall have taken reasonable precaution to assure that such persons are informed that the Proprietary Information is strictly confidential and that they respect the confidentiality of the Proprietary Information in the same manner required by this Agreement; or (ii) I am required to disclose pursuant to judicial action or decree having jurisdiction over me, provided that I provide the Company with written notice of the requirement that I disclose such Proprietary Information promptly upon my being made aware of such requirement. By signing this Agreement, I acknowledge understanding that the identities, goals, needs and strategic plans of individuals and entities currently or prospectively served by the Company (“Clients”), and the terms on which such Clients do business or seek to do business with the Company, (all of the foregoing, “Client Information”) has independent economic value to the Company and is not readily ascertainable from public sources. I further understand that the Company has expended considerable time and effort to develop, compile and protect the secrecy of Client Information, and has expressly identified Client Information to me as a valuable trade secret of the Company.

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3. Notice of Immunity. Pursuant to the Defend Trade Secrets Act of 2016, I acknowledge that I shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I acknowledge that may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I (y) file any document containing the trade secret under seal and (z) do not disclose the trade secret, except pursuant to court order.

4. Company Materials. All Company Materials are the sole property of the Company. I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any third party, except as may be necessary and appropriate in the ordinary course of performing the duties of my employment. I acknowledge that the Company’s information technology systems (including, without limitation, computer networks, email systems, telephone systems and voicemail systems) and all devices (whether owned by me or the Company) that access or otherwise communicate with the Company’s information technology systems including, without limitation, computers, cell phones and tablets, contain Proprietary Information and I agree not to use the Company’s information technology systems for any improper purpose, which includes, without limitation, working on behalf of any person or entity other than the Company during working hours or otherwise. I further agree that upon the termination of my employment by me or by the Company for any reason, or for no reason, or during my employment if so requested by the Company, I will immediately return to the Company all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement. I further agree that any property situated on the premises of the Company and owned by the Company, including discs, flash drives and other storage media, filing cabinets or other work areas, is subject to inspection by the personnel of the Company at any time with or without notice.

5. Intellectual Property.

5.1. I understand and agree that all Inventions during my employment and all Rights therein, whether or not patentable or copyrightable, and whether made solely or jointly with others, shall be the sole and exclusive property of the Company and its successors and assigns, and that the Company is entitled to full ownership and control of all such Inventions. Subject to Section 5.2 below, I hereby irrevocably assign and agree to assign in the future (when any such Invention or Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company, and its successors and assigns, without further consideration, absolutely and forever, throughout the world. All of my right, title and interest in and to any and all Inventions and Rights during the period of my employment with the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is provided in Attachment B hereto, or by any other applicable law. No assignment in this Agreement shall extend to Inventions, the assignment of which is prohibited by California Labor Code Section 2870, or by any other applicable law. However, the Company shall not have Rights, and the assignment in this Paragraph shall not be effective as to any Work Product developed entirely outside of the hours when I am providing services to the Company and without the use of any of the Company’s resources that does not relate to the Company’s business or proposed business and does not result from any work performed by me for the Company.

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5.2. I acknowledge and agree that each original work of authorship which is made by me (in whole or in part, either alone or jointly with others) within the scope of my employment, or otherwise in connection with or relating to my relationship with and services provided to the Company and which is protectable by copyright (collectively, “Work”) is a “work made for hire” as defined in the United States Copyright Act (17 U.S.C., Section 101).

5.3. If any Invention assigned hereunder or any Work is based on, or incorporated in, or is an improvement or derivative of, or cannot be reasonably made, used, modified, maintained, supported, reproduced and sold or distributed without using or violating technology or rights owned or licensed by me and not assigned hereunder, I hereby grant the Company and its successors and assigns a perpetual, irrevocable, worldwide, fully paid-up, royalty-free, non-exclusive and sublicensable right and license to make, use, sell, offer for sale, copy, adapt, distribute, display, publicly perform, exploit and exercise all such technology and rights in support of the Company’s exercise or exploitation of any Work or assigned Invention (including modifications, improvements and derivatives thereof) or any Rights.

5.4. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in evidencing, perfecting, applying for, prosecuting, obtaining, maintaining, defending and enforcing in any and all countries all Rights relating to any Work or in any Invention assigned to the Company hereunder and the assignment thereof. Such acts may include, without limitation, execution and delivery of documents and assistance or cooperation in legal proceedings (including appearance as a witness). I also agree to assign all my right, title and interest in and to any particular Invention to a third party including, without limitation, the United States Government, as directed by the Company. Should the Company be unable to secure my signature on any document necessary to evidence, perfect, apply for, prosecute, obtain, maintain, defend or enforce any Rights relating to any Work or assigned Invention, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact, with full power of substitution, to act for and in my behalf and instead of me, to execute, verify and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me and I acknowledge that the foregoing power is coupled with an interest. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Rights assigned hereunder.

5.5. Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such waiver and consent. I agree to confirm any such waivers and consents from time to time as requested by the Company.

5.6. I will promptly disclose in writing, to my immediate supervisor or to any persons designated by the Company, all Inventions conceived, reduced to practice, used, sold, exploited or developed by me (in whole or in part, either alone or jointly with others) during the term of my employment. In addition, to the extent I would not be in breach of my confidentiality obligations to a future employer, I will promptly disclose in writing to the Company all Inventions conceived, reduced to practice, used, sold, exploited or developed by me (in whole or in part, either alone or jointly with others) during the six (6) months after termination of my employment (“Presumed Inventions”). Such disclosures shall be received by the Company in confidence (to the extent they are not assigned in Section 5.1 above) and do not extend such assignment. I will not disclose Inventions covered by Section 5.1 to any third party, unless I am requested in writing by the Company to do so. Because of the difficulty of establishing when any Presumed Invention is first conceived or developed by me, or whether it results from access to Proprietary Information or the Company’s equipment, facilities, and/or data, I agree that all Presumed Inventions and all Rights associated therewith shall be presumed to be Inventions subject to assignment under Section 5.1. I can rebut this presumption, if I prove, by clear and convincing evidence, that a Presumed Invention is not an Invention subject to assignment under Section 5.1.

6. Prior Inventions. Attachment A contains a complete list of all Inventions prior to the commencement of my employment with the Company to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are excluded from this Agreement, and I acknowledge and agree that such list is exhaustive, fully inclusive, and complete. If disclosure of any such Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Invention in Attachment A, but I am only to disclose a name for each such Invention, a listing of the party(ies) to whom it belongs and the fact that disclosure as to such Invention has not been made for that reason. If no such list of Inventions is attached to this Agreement, I represent that I have no such Inventions at the time of signing this Agreement.

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7. Non-Solicitation of Employees. During my employment with the Company and for two (2) years thereafter, I will not, without the express prior written approval and consent from the Company’s Chief Executive Officer, directly or indirectly, (i) solicit or encourage any individual, who was employed or engaged by the Company (including any consultant or any independent contractor of the Company) on the date of my termination of employment or at any time during the six (6) months prior to the termination of my employment, to leave or terminate his or her employment, relationship, or consultancy with the Company, (ii) assist any other person or entity in so encouraging or soliciting any such individual or (iii) recruit or assist in recruiting any such individual for employment, contract, or consultancy by any person or entity other than the Company.

8. Non-Solicitation of Customers and Vendors. At no time during or after my employment with the Company will I engage, without the express prior written approval and consent from the Company’s Chief Executive Officer, directly or indirectly, in any of the following conduct: (i) make use of any trade secret or other Proprietary Information to divert or attempt to divert any business from the Company, or to solicit or attempt to solicit any business, on my own behalf or on behalf of any person or entity other than the Company; (ii) induce or attempt to induce, on my own behalf or on behalf of any person or entity other than the Company, any customer, client, licensee or other third party to sever, reduce, or breach any existing contractual relationship with the Company; or (iii) induce or attempt to induce, on my own behalf or on behalf of any person or entity other than the Company, any customer, client, licensee or other third party to sever, reduce, refrain from establishing or expanding, or abandon any non-contractual or prospective business relationship with Company.

9. Non-Competition During Employment. I agree that, at all times during my employment with the Company, I will not perform any work or otherwise engage (whether as an executive, agent, servant, owner, partner, consultant, independent contractor, employee, representative, stockholder, or in any other capacity whatsoever), directly or indirectly, in any employment, business, or activity that is in any way competitive with the business or would otherwise conflict with my employment by the Company, and I will not assist any third party in competing with the Company or in preparing to engage in competition with the business.

10. No Conflict with Obligation to Third Parties. I represent and warrant that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment with the Company. I have not entered into, and I agree I will not enter into, any agreement, either written or oral, in conflict with my obligations under this Agreement or in conflict with my employment with the Company. I further represent and warrant that I have no obligations, by reason of prior employment relationships or otherwise, that might in any way affect my ability to give my best efforts to the business of the Company or to carry out the provisions of this Agreement.

11. Prior Actions and Knowledge. I represent and warrant that, from the time of my first contact or communication with the Company, I have held in strict confidence all Proprietary Information and have not (i) disclosed any Proprietary Information or delivered any Company Materials to anyone outside of the Company, or (ii) used, copied, published, or summarized any Proprietary Information or removed any Company Materials from the business premises of the Company, except to the extent necessary to carry out my responsibilities as an employee of the Company, except any such disclosures as may have been permitted in accordance with the terms of Section 2.

12. Former Employer Information. I acknowledge that the Company does not wish to receive any confidential information, proprietary information or trade secrets of my former or concurrent employers, or other person or entity with whom I had or have a relationship prior to my employment with the Company, and I agree that I will not, during my employment with the Company, improperly use or disclose any confidential information, proprietary information or trade secrets of any of my former or concurrent employers, or other person or entity with whom I had or have a relationship prior to my employment with the Company,. I agree that I will not bring onto the premises of, or transmit to, the Company any unpublished document or other property belonging to any of my former or concurrent employers, or other person or entity with whom I had or have a relationship prior to my employment with the Company, unless consented to in writing by them.

13. Not an Employment Agreement. I agree that this Agreement is not an employment contract and does not confer upon me any right to employment or continuing employment by the Company. If I am an at-will employee of the Company, this Agreement in no way modifies that at-will status of my employment with the Company.

14. Other Employee Obligations. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.

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15. Survival. All of the provisions of this Agreement shall continue in effect after any termination of my employment with the Company, whether voluntary or involuntary.

16. Controlling Law. This Agreement shall be governed by the laws of the State of California without regard to conflicts of laws principles. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by Company arising from or related to this Agreement.

17. Severability. If any provision of this Agreement is held to be illegal or unenforceable, such illegal or unenforceable provision shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the broadest extent compatible with the applicable law.

18. Successors and Assigns. This Agreement shall be effective as of the first day of my employment with the Company, the date I sign this Agreement, or the first day on which the Company disclosed, or discloses, any Proprietary Information to me, whichever occurs first. This Agreement shall be binding upon me, my heirs, executors, assigns, administrators and other legal representatives and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

19. Authorization to Notify New Employers. I hereby authorize the Company to notify any of my actual or prospective future employers about my rights and obligations under this Agreement.

20. Attorneys’ Fees. The prevailing party in any legal action arising from or relating to this Agreement shall be entitled to recover his, her or its costs incurred in prosecuting and/or defending against such action, including reasonable attorneys’ fees, to the greatest extent permitted by applicable law.

21. Equitable Relief. I acknowledge and agree that, because of the unique nature of Proprietary Information and Inventions, the provisions set forth in this Agreement are necessary and reasonable to protect the interests of the Company, and that any breach or threatened breach of any provision of this Agreement by me, or at my direction, would cause great and irreparable harm to the Company for which there would be no adequate remedy at law. Therefore, in addition to any other rights and remedies the Company may have, I agree that the Company, without the necessity of proving actual damages, and with or without pursuing any remedy for damages, shall be entitled to, and may immediately obtain and enforce, temporary and permanent injunctive relief, specific performance and other equitable relief to prevent me from violating, breaching or continuing to breach this Agreement. I further agree that the Company shall be entitled to such relief without posting a bond or making any undertaking. Any such requirement of a bond or undertaking is hereby waived by me, and I acknowledge that, in the absence of such a waiver, a bond or undertaking might otherwise be required by the Court.

22. Arbitration. I agree that any controversy, claim or dispute arising out of or in any way relating to this Agreement, the breach thereof, my employment by the Company or the ending of such employment, shall be settled by final and binding arbitration in accordance with the Mutual Agreement to Arbitrate, a copy of which is attached as Attachment C hereto, which I agree to execute concurrent with my execution of this Agreement.

23. Modification; Entire Agreement. This Agreement can be modified only by a subsequent written agreement or subsequent written amendment to this Agreement executed, in either case, by an officer of the Company. The terms of this Agreement (including all Attachments, which are incorporated herein by this reference) are the sole and final expression of my agreement with respect to its subject matter and may not be contradicted by evidence of any prior or contemporaneous agreement. As such, this Agreement contains the entire understanding of the parties with respect to the subject matter set forth herein and supersedes any prior agreements between the parties with respect thereto. I acknowledge and attest that I am not relying upon any statement or representation made which is not embodied in this Agreement.

[Signature Page Follows]

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I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

Dated: ________________________
Employee Signature

Name (type or print)

ACCEPTED AND AGREED: HAWKEYE SYSTEMS, INC.

By:

Name:

Title:

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ATTACHMENT A

1. The following is a complete list of all Inventions prior to the commencement of my employment with Hawkeye Systems, Inc. (the “Company”) to which I claim ownership as of the effective date of the Employee Proprietary Information and Inventions Agreement (the “Agreement”) and that I desire to specifically clarify are excluded from and not subject to this Agreement, which have been made, conceived, reduced to practice or developed by me (in whole or in part, either alone or jointly with others).

☐ No Inventions (initials)

☐ See below:

☐ Additional sheets attached

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the party(ies) identified below: As such, I provide and disclose herewith a name for each such Invention and a listing of the party(ies) to whom it belongs.

	Invention/Improvement	Party(ies)	Relationship

1.

2.

3.

☐ Additional sheets attached.

I acknowledge and agree that the list(s) above is/are exhaustive, fully inclusive, and complete.

Employee Signature

Name (type or print)

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ATTACHMENT B

California Labor Code Section 2870. Application of provision that employee shall assign or offer to assign rights in invention to employer.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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ATTACHMENT C

MUTUAL AGREEMENT TO ARBITRATE

This Mutual Agreement to Arbitrate (the “Arbitration Agreement”) is entered into between Hawkeye Systems, Inc. (“Company”) and the undersigned employee, as of the date set forth below. The words “you” and “your” in this Arbitration Agreement refer to the undersigned employee and anyone acting on the employee’s behalf including, without limitation, the employee’s family, heirs, agents and assigns.

You and the Company are executing this Arbitration Agreement to obtain the benefit of a speedy, impartial and cost-effective dispute resolution procedure. For the right to resolve your claims by arbitration rather than through the courts, you agree with the Company as follows:

1. Agreement to Arbitrate. Except as otherwise expressly provided in this Arbitration Agreement, you and the Company agree to settle by final and binding arbitration any claims and controversies arising out of or relating to your employment by the Company (“Arbitrable Claims”), which the Company may have against you or you may have against the Company or any of its affiliates, or against any past or present owner, associate, employee, officer, director, consultant or agent of the Company or any of its affiliates or successors in interest, in their capacity as such, including but not limited to the following: (a) any claim involving conduct alleged to be in violation of any local, state or federal constitution, regulation, ordinance, statute or common law (including, but not limited to, any claim of unlawful discrimination, harassment, retaliation, or wage-and-hour law); (b) any claim arising out of or relating to the ending of your employment with the Company; (c) any claim for breach of any contract, covenant or duty owed, express or implied; (d) any claim for fraud, misrepresentation, defamation, or any other tort; and (e) any claim for personal, physical or emotional injury. This Agreement is enforceable under and subject to the Federal Arbitration Act, 9 U.S.C. Sec 1 et. seq. THE PARTIES AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN THEIR RESPECTIVE INDIVIDUAL CAPACITIES, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS, REPRESENTATIVE, OR COLLECTIVE ACTION.

2. Arbitration Procedures. Arbitration shall be filed with JAMS, Inc. (“JAMS”), and heard by one arbitrator (the “Arbitrator”) in Los Angeles County, California, or otherwise take place in or near the city in which you were last employed by the Company, if not in Los Angeles County. The arbitration shall be conducted in accordance with the JAMS Employment Arbitration Rules and Procedures (the “Rules”) in effect at the time the claim is made. The Rules can be found and obtained at www.jamsadr.com/rules-employment-arbitration/ or alternatively can be obtained by requesting a copy from the Company’s HR Administrator, or in the absence thereof, the Company’s Chief Executive Officer. By signing this Agreement, you acknowledge that you have had an opportunity to review the Rules before signing this Agreement. The Arbitrator shall have the authority to order discovery by way of deposition, interrogatory, document production, or otherwise, as the Arbitrator considers necessary to a full and fair exploration of the issues in dispute, consistent with the expedited nature of arbitration. The Arbitrator shall apply, as applicable, federal or California substantive law and law of remedies. The Arbitrator’s remedial authority shall be no greater than that available under each statutory or common law theory asserted and is authorized to award any remedy or relief available under applicable law that the Arbitrator deems just and equitable, including any remedy or relief that would have been available to the parties had the matter been heard in a court. The Arbitrator shall have the authority to provide for the award of attorneys’ fees and costs if such award is separately authorized by applicable law. The Arbitrator shall issue a written opinion that includes the factual and legal basis for any decision and award, unless the parties agree otherwise. A judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction. You, the Company, legal counsel and the Arbitrator shall treat all arbitration proceedings, including any decision, award and opinion in support thereof, as confidential, and the Arbitrator shall issue such orders as are reasonably necessary to maintain such confidentiality. You will be obligated to pay the then-current Superior Court of California filing fee towards the costs of the arbitration and shall not be required to pay any cost or expense of the arbitration that you would not be required to pay if the matter had been heard in a court. The Company shall bear all other costs unique to arbitration in compliance with applicable law.

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3. Claims Not Covered by This Arbitration Agreement. This Arbitration Agreement does not apply to or cover the following claims related to your employment by the Company: (a) claims for workers’ compensation benefits; (b) claims for unemployment compensation benefits; (c) claims brought in a court of competent jurisdiction to compel arbitration under this Arbitration Agreement, to enforce or vacate an arbitration award, or to obtain preliminary, injunctive and/or other equitable relief in support of claims to be prosecuted in an arbitration by either party; (d) claims based upon a pension or benefit plan that contains an arbitration or other dispute resolution procedure, in which case the provisions of such plan shall apply; (e) any whistleblower claims brought under the Sarbanes-Oxley Act of 2002; and (f) any other claim not properly arbitrable under the law or otherwise prohibited by law from being arbitrated . Notwithstanding the unavailability of class or collective arbitration under this Agreement, nothing herein is intended to limit an employee’s rights that exist under the National Labor Relations Act and you will not experience any retaliation for exercising such rights.

4. Survival of Provisions. This Arbitration Agreement shall continue in effect after your employment relationship with the Company ends and shall apply to any arbitrable claim whether it arises or is asserted before, during or after the ending of your employment relationship with the Company. You and the Company agree that this Arbitration Agreement can be modified or revoked only by a writing, signed by both you and the Company, which specifically states that you and the Company both intend to modify or revoke this Arbitration Agreement.

5. Severability. If any one or more provisions of this Agreement is found, for any reason, invalid, voidable or unenforceable, in whole or in part, with respect to any claim or class of claims, the finding shall in no way affect any other provision of this Agreement or the validity or enforcement of the remainder of this Agreement, and any provision thus affected shall itself be modified only to the extent necessary to bring the provision within the applicable requirements of the law.

6. Sole and Entire Agreement. You and the Company acknowledge that this Arbitration Agreement constitutes the complete agreement of the parties on the subject matter contained herein, and supersedes any prior or contemporaneous oral or written agreement or understanding on the subject matter contained herein.

7. Consideration. The parties agree that there is good and valuable consideration for the execution of the Agreement, including but not limited to, your employment or continued employment with the Company, as applicable, the requirement that the agreement to arbitrate all claims is mutual between the parties, and other good and valuable consideration.

HAWKEYE SYSTEMS, INC.

By:

Name:

Title:

Date:

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EMPLOYEE’S ACCEPTANCE

I acknowledge that I have carefully read and understand the foregoing Arbitration Agreement and that I agree to be bound by and comply with all of its terms. I acknowledge that I have entered into this Arbitration Agreement voluntarily and that I am not relying on any representation, oral or written, as to the effect, enforceability or meaning of this Arbitration Agreement, except as specifically set forth in this Arbitration Agreement. I UNDERSTAND AND ACKNOWLEDGE THAT BY SIGNING THIS ARBITRATION AGREEMENT, THE COMPANY AND I ARE GIVING UP THE RIGHT TO A JURY TRIAL AND TO A TRIAL IN A COURT OF LAW WITH RESPECT TO ANY ARBITRABLE CLAIM EITHER OF US MAY HAVE AGAINST THE OTHER. I ALSO UNDERSTAND AND ACKNOWLEDGE THAT, BY SIGNING THIS ARBITRATION AGREEMENT, THE COMPANY AND I EACH EXPRESSLY WAIVE THE RIGHT TO PURSUE ANY ARBITRABLE CLAIM AGAINST THE OTHER THROUGH ANY PURPORTED CLASS OR COLLECTIVE ACTION OR OTHER REPRESENTATIVE ACTION.

Employee Name	Employee Signature	Date

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